
                                                                                                     Exhibit 6


                                 2002               2001                 2000                1999            1998
                          ---------------------------------------------------------------------------------------------
                            NIS         $        NIS      $          NIS        $        NIS      $       NIS       $
                          ---------------------------------------------------------------------------------------------

Basic  Earning Per
  Share                      1.68     0.35       2.06     0.43       1.96      0.41     2.02     0.43     2.00      0.42
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Shares used for
  Computation             4,277,500           4,277,500            4,277,500          4,147,500         4,147,500
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Diluted Earning per
  share                      1.68     0.35       2.06     0.43       1.96      0.41     1.96     0.41     1.94      0.41
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Shares used for
  Computation             4,277,500           4,277,500            4,277,500          4,277,500         4,277,500
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